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                                                                    Exhibit 23.1


Independent Auditors' Consent


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-103027 of Abraxas Petroleum Corporation of our report dated March 10, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to significant subsequent events disclosed in
Note 3), appearing in the Prospectus, which is part of this Post-Effective Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
San Antonio, Texas
May 29, 2003